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All shareholders of the
Colonial Mutual Funds were              ------------------------------
mailed a proxy beginning on             TO
September 10, 1998.
                                        ------------------------------
                                        FAX NUMBER

                                        ------------------------------
                                        FROM

                                        ------------------------------
                                        PHONE NUMBER
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SHAREHOLDERS ASKED TO VOTE BY THE MEETING DATE:   10/30/98

THE PROPOSALS ARE AS FOLLOWS:

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FUNDS                      PROPOSAL                             WHAT APPROVAL OF THE PROPOSAL WOULD MEAN
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
All funds                  To elect a Board of Trustees.        Nine individuals comprise the existing Board of Trustees.
                                                                This proposal covers re-election for the current Trustees
                                                                and nominates four new Trustees.
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All funds except           To amend the fundamental             If approved, this proposal would allow for the establishment
Colonial Municipal Money   investment policies regarding        of an interfund lending program. Under this program, a Fund
Market Fund, LFC           borrowing and lending.               could lend or borrow money to or from another affiliated
Utilities Trust,                                                fund more cost-effectively than it could through a bank to
Colonial  Money Market                                          meet short-term needs.
Fund
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Colonial High Yield        To reclassify the fundamental        This proposal  requests a reclassification of the Funds'
Securities Fund,           investment policy regarding the      fundamental investment policies regarding the purchase of
Colonial Income Fund,      purchase of illiquid securities.     illiquid securities to non-fundamental. The policies were
Colonial Intermediate                                           made fundamental because of regulatory and business
U.S. Government Fund,                                           conditions at the time. Those conditions no longer exist.
The Colonial Fund,
Colonial Federal
Securities Fund,
Colonial Global Equity
Fund, Colonial
International Horizons
Fund, Colonial
Tax-Exempt Fund,
Colonial Tax-Exempt
Insured Fund, Colonial
High Yield Municipal
Fund, Newport Japan
Opportunities Fund,
Newport Tiger Cub Fund,
Newport Greater China
Fund and Colonial
Utilities Fund
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Colonial California        To approve change from a             All of Colonial's other state tax-exempt funds are
Tax-Exempt Fund            diversified fund to a                non-diversified. The Fund was originally established as a
                           non-diversified fund.                diversified fund in order to receive more favorable tax
                                                                status in California. The laws in California have since
                                                                changed and there is no longer an advantage to being
                                                                diversified. The proposal would allow the Fund's managers
                                                                more flexibility in managing the portfolio.
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All funds except           To approve policies for a master     If this proposal is approved, it would allow for the
Colonial Global            fund/feeder fund structure.          conversion of the Fund to a master fund/feeder fund
Utilities Fund, Colonial                                        structure, provided that the Board of Trustees believes the
Municipal Money Market                                          conversion is in the Fund's best interests. There are
Fund, LFC Utilities                                             currently no plans to convert the Fund to this structure.
Trust and Colonial Money                                        The conversion would provide the Fund with additional
Market Fund                                                     distribution channels and could increase cost efficiencies.
                                                                Approval of this proposal could eliminate future conversion expenses for shareholders.
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Voting methods: Internet, mail, in person and in some instances, by fax. The above proposals are summaries of proposals found on the proxy statement. Please read the proxy statement carefully for a full description of the above proposals. Complete copies of the proxies may be viewed on our Web site:
www.libertyfunds.com

For more information, call a Liberty Funds Distributor Sales Specialist at 1-800-426-3750.

[Liberty Logo]
COLONIAL FUNDS [bullet] STEIN ROE ADVISOR FUNDS [bullet] NEWPORT FUNDS

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Liberty Funds Distributor, Inc. (C) 1998
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One Financial Center, Boston, MA 02111-2621, 1-800-426-3750         Investment Professional Use Only.
Visit us at www.libertyfunds.com                                                  D-055G-1098 (10/98)
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